Exhibit T3E.2

LETTER OF TRANSMITTAL

Relating to the Offer

to Purchase for Cash Consideration

up to $55.0 million aggregate principal amount of its

1.875% Convertible Subordinated Notes Due 2011

and

to Exchange

Each remaining 1.875% Convertible Subordinated Note Due 2011 for one Amended and Restated Convertible Subordinated Note Due 2011

($330.0 Million Aggregate Principal Amount Outstanding)

(CUSIP Nos. 17285TAA4 and 17285TAB2)

of

Citadel Broadcasting Corporation

THE OFFER TO PURCHASE AND EXCHANGE AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 5, 2008, REFERRED TO AS THE “EXPIRATION DATE,” UNLESS EXTENDED. EXISTING NOTES TENDERED PURSUANT TO THE OFFER TO PURCHASE AND EXCHANGE MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Depositary for the Offer is:

WILMINGTON TRUST COMPANY

By Mail, Overnight Mail, Courier or Hand:

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1615

Attention: Sam Hamed

Telephone: (302) 636-6181

By Facsimile:

(Eligible Institutions Only)

(302) 636-4139

(Confirm by Telephone or for Information Call: (302) 636-6181)

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS CONTAINED IN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE IT IS COMPLETED.

We are making the Offer in reliance on the exemption from the registration requirements of the Securities Act of 1933 afforded by Section 3(a)(9) thereof.

The Exchange Offer is not being made to, nor will we accept tenders of Existing Notes from, holders in any jurisdiction in which the Exchange Offer or acceptance thereof would not be in compliance with the securities or “blue sky” laws of such jurisdiction.

Pursuant to the terms of the settlement agreement dated as of March 19, 2008, among Citadel Broadcasting Corporation, a Delaware corporation (“Citadel”), the Trustee and the holders named therein, (the “Settlement Agreement”), Citadel has agreed to commence the Offer (as defined below), and, pursuant to the Settlement Agreement, holders of a majority in aggregate principal amount of Citadel’s 1.875% Convertible Subordinated Notes Due 2011 (the “Existing Notes”), or $198 million, have irrevocably agreed to tender all of such Existing Notes in the Offer. By execution hereof, the undersigned acknowledges receipt of the Offer to Purchase and Exchange dated May 7, 2008 (the “Offer to Purchase and Exchange”) of Citadel relating to the Existing Notes, and this Letter of Transmittal and instructions hereto (the “Letter of Transmittal” and, together with the Offer to Purchase and Exchange, the “Offer Documents”), which together constitute Citadel’s offer to (i) purchase (the “Offer to Purchase”) for cash, on a pro rata basis, up to $55.0 million of its Existing Notes that are validly tendered and not withdrawn at a price of $900 per $1,000 principal amount of the Existing Notes, plus accrued and unpaid interest to the payment date (the “cash consideration”), and (ii) exchange (the “Exchange Offer” and, together with the Offer to Purchase, the “Offer”) $1,000 principal amount of its newly authorized Amended and Restated Convertible Subordinated Notes due 2011 (the “Amended Notes”) for each $1,000 principal amount of Existing Notes (the “exchange consideration” and, together with the cash consideration, the “consideration”). The Existing Notes were issued on February 18, 2004 in an aggregate principal amount of $330.0 million, all of which remains outstanding.

The instructions contained herein and in the Offer to Purchase and Exchange should be read carefully before this Letter of Transmittal is completed. Capitalized terms not defined herein shall have the meanings ascribed to them in the Offer to Purchase and Exchange.

The Offer is conditioned on the satisfaction of the Minimum Tender Condition and certain General Conditions, as more fully described in the Offer to Purchase and Exchange. The Offer to Purchase and Exchange enclosed herewith contains a more complete description of the Offer and the conditions thereof.

Use this Letter of Transmittal only to tender Existing Notes pursuant to the Offer.

HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE THE CONSIDERATION PURSUANT TO THE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR EXISTING NOTES TO THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE.

If you are a beneficial owner of Existing Notes held in book-entry form (other than a direct participant in a Book-Entry Transfer Facility (as defined below)), this Letter of Transmittal is being furnished to you for your information only. If you wish to participate in the Offer, you must instruct your bank, broker, or other nominee to follow the required procedures in order to act on your behalf. You should receive a separate letter of instruction that you can use for these purposes.

This Letter of Transmittal is to be used by holders of Existing Notes (the “Holders”) if: (i) certificates representing Existing Notes are to be physically delivered to the Depositary herewith by such Holders; (ii) tender of Existing Notes is to be made by book-entry transfer to the Depositary’s account at The Depository Trust and Clearing Corporation (“DTC”) (the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in the Offer to Purchase and Exchange under the caption “The Offer—Procedures for Tendering Notes—Book-Entry Transfer” by any financial institution that is a participant in Book-Entry Transfer Facility and whose name appears on a security position listing as the owner of Existing Notes; or (iii) tender of Existing Notes is to be made according to the DTC Automated Tender Offer Program (“ATOP”), pursuant to procedures set forth in the Offer to Purchase and Exchange under the caption “The Offer—Procedures for Tendering Notes—Tender of Notes Held Through DTC.” Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

In the event that the Offer is withdrawn or otherwise not completed, the consideration will not be paid or become payable to Holders who have validly tendered their Existing Notes in connection with the Offer.

The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Offer.

Your bank or broker can assist you in completing this form. The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the Offer to Purchase and Exchange and this Letter of Transmittal may be directed to the Citadel, whose address and telephone number appear on the back cover of this Letter of Transmittal. See Instruction 10 below.

See the instructions below regarding the completion and delivery of this Letter of Transmittal.

List below the Existing Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, list the certificate numbers and principal amounts at maturity on a separately executed schedule and affix the schedule to this Letter of Transmittal.

DESCRIPTION OF EXISTING NOTES
Name(s) and Addresse(s) of Holder(s) (Please fill in, if blank)	Certificate Numbers*	Aggregate Principal Amount Represented**	Principal Amount Tendered**

Total Principal Amount of Notes

*  Need not be completed by Holders tendering by book-entry transfer or in accordance with DTC’s ATOP procedure for transfer.

**  Unless otherwise indicated in the column labeled “Principal Amount Tendered” and subject to the terms and conditions of the Offer to Purchase and Exchange, a Holder will be deemed to have tendered with respect to the entire aggregate principal amount represented by the Existing Notes indicated in the column labeled “Aggregate Principal Amount Represented.” See Instruction 2 below.

•	Existing Notes may be tendered only in integral multiples of $1,000, provided that the foregoing will not apply if you wish to tender all Existing Notes that you beneficially own.

•	If Existing Notes are tendered by book-entry transfer, the full principal amount of the transferred Existing Notes should be indicated and will be deemed tendered.

•

If prior to the Expiration Date any Existing Notes are held in certificated form, holders who tender must indicate the certificate number(s) and the principal amount(s) of the Existing Notes tendered, if less than the entire principal amount of the certificate. If no amount is specified, the entire principal amount represented by the certificate(s) will be deemed tendered. Use a separate line for each certificate. If the space provided is inadequate, attach an additional sheet.

TENDER OF EXISTING NOTES

☐        CHECK HERE IF TENDERED EXISTING NOTES ARE ENCLOSED HEREWITH.

☐        CHECK HERE IF TENDERED EXISTING NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH A BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:
Name of Book-Entry Transfer Facility:
☐ DTC
Account Number:	Transaction Code Number:
Name(s) of Registered Holder(s):

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

By execution hereof, the undersigned acknowledges receipt of the Offer to Purchase and Exchange and this Letter of Transmittal and instructions hereto. Upon the terms and subject to the conditions of the Offer, the undersigned hereby tenders to Citadel the principal amount of Existing Notes indicated in the above table captioned “Description of Existing Notes,” hereby revoking (if permitted by the terms of the Offer) any previously submitted Letters of Transmittal.

Subject to, and effective upon, the acceptance of, and exchange or payment for, the principal amount of Existing Notes tendered with this Letter of Transmittal, the undersigned hereby sells, assigns and transfers to, or upon the order of, Citadel, all right, title and interest of the undersigned in and to the Existing Notes that are being tendered hereby, waives any and all other rights with respect to the Existing Notes (including, without limitation, any existing or past defaults and their consequences in respect of the Existing Notes and the indenture governing the Existing Notes dated February 18, 2004 between Citadel and the Wilmington Trust Company, as trustee (the “Trustee”) as subsequently amended (as so amended the “Indenture”)) and releases and discharges Citadel, the Trustee and their respective affiliates from any and all claims such Holder may have now, or may have in the future, arising out of, or related to, the Existing Notes, including, without limitation, any claims that such Holder is entitled to receive additional principal or interest payments with respect to the Existing Notes except for accrued and unpaid interest from February 18, 2004 to, but excluding, the Payment Date which will be paid in cash promptly following the acceptance for purchase or exchange of the Existing Notes or to participate in any redemption or defeasance of the Existing Notes. The undersigned hereby irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Depositary also acts as an agent of Citadel) with respect to such Existing Notes, with full power of substitution and resubstitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such tendered Existing Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Existing Notes, on the account books maintained by the Book-Entry Transfer Facility to, or upon the order of, Citadel, (ii) present such Existing Notes for transfer of ownership on the books of the relevant security registrar, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Existing Notes, all in accordance with the terms of and conditions to the Offer as described in the Offer to Purchase and Exchange.

The undersigned understands that tenders of Existing Notes prior to the Expiration Date may be withdrawn by written notice of withdrawal received by the Depositary at any time prior to the Expiration Date. The undersigned understands that a withdrawal of a tender of Existing Notes will not be effective following 5:00 p.m., New York City time, on the Expiration Date; provided, however, that if Citadel reduces the principal amount of the Existing Notes subject to the Offer or reduces the cash consideration or is otherwise required by law to permit withdrawal, previously tendered Existing Notes may be withdrawn to the extent required by law. Any permitted withdrawals of tenders of the Existing Notes may not be rescinded, and any Existing Notes so withdrawn will thereafter be deemed not validly tendered for purposes of the Offer; provided, further, that withdrawn Existing Notes may again be tendered by following the procedures for tendering contained in this Letter of Transmittal prior to the Expiration Date. In the event of a termination of the Offer, Existing Notes tendered pursuant to the Offer will be promptly returned to the tendering Holder. If Citadel makes a change in the terms of the Offer or the information concerning the Offer in a manner determined by Citadel, in its sole discretion, to constitute a material adverse change to the Holders of Existing Notes, Citadel will disseminate additional material in respect of the Offer and will extend the Offer, in each case to the extent required by law.

The undersigned understands that tenders of Existing Notes pursuant to any of the procedures described in the Offer to Purchase and Exchange and in the instructions hereto and acceptance thereof by Citadel will constitute a binding agreement between the undersigned and Citadel upon the terms and subject to the conditions of the Offer.

The undersigned hereby covenants, represents and warrants that:

1. the undersigned is the beneficial owner of, or a duly authorized representative of one or more beneficial owners of, the Existing Notes tendered hereby;

2. the undersigned has full power and authority to tender, exchange, sell, assign and transfer the Existing Notes tendered hereby, and to acquire Amended Notes issuable upon the exchange of such tendered Existing Notes;

3. when the Existing Notes are accepted for exchange, Citadel will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the Existing Notes, and not subject to any adverse claim or right when the same are accepted by the Citadel;

4. any Amended Notes acquired in exchange for Existing Notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such Amended Notes, whether or not such person is the undersigned; and

5. the undersigned agrees that tenders of Existing Notes pursuant to any of the procedures described in the accompanying instructions will constitute the undersigned’s acceptance of the terms and conditions of the Offer.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or by Citadel to be necessary or desirable to complete the sale, assignment and transfer of the Existing Notes tendered hereby.

For purposes of the Offer, the undersigned understands that Citadel will be deemed to have accepted for purchase or exchange validly tendered Existing Notes (or defectively tendered Existing Notes with respect to which Citadel has waived such defect), if, as and when Citadel gives oral (confirmed in writing) or written notice of acceptance and/or waiver to the Depositary as specified under the caption “Acceptance of Notes for Purchase; Payment for Notes” in the Offer to Purchase and Exchange.

The undersigned understands that, under certain circumstances and subject to certain conditions of the Offer (each of which Citadel may waive) set forth in the Offer to Purchase and Exchange, Citadel would not be required to accept for purchase or exchange any of the Existing Notes tendered (including any Existing Notes tendered after the Expiration Date). Any Existing Notes not accepted for purchase or exchange will be returned promptly to the undersigned at the address set forth above, unless otherwise indicated herein under “Special Delivery Instructions” below. Citadel is not required to accept for purchase or exchange any of the Existing Notes tendered after the Expiration Date. The Expiration Date may be extended, as described in the Offer to Purchase and Exchange.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

The undersigned understands that the delivery and surrender of the Existing Notes is not effective, and the risk of loss of the Existing Notes does not pass to the Depositary, until receipt by the Depositary of this Letter of Transmittal (or a manually signed facsimile hereof), properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to Citadel. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Existing Notes will be determined by Citadel, in its sole discretion, which determination shall be final and binding.

Unless otherwise indicated herein under “Special Payment Instructions,” the undersigned hereby requests that checks for payment of the cash consideration, together with accrued and unpaid interest to, but excluding, the Payment Date be issued to the order of the undersigned. Similarly, unless otherwise indicated herein under “Special Delivery Instructions,” the undersigned hereby requests that any Existing Notes tendered that are not accepted for purchase or exchange (or, in the case of certificated Existing Notes, if any are outstanding and tendered, the untendered principal amount of Existing Notes represented by a certificate) be credited to the account of the DTC participant at DTC that tendered the Existing Notes by this Letter of Transmittal (or, in the case of certificated Existing Notes, if any are outstanding and tendered, in the name and at the address of the undersigned as set forth herein). In the event that either the “Special Payment Instructions” box or the “Special Delivery Instructions” box is, or both are, completed, the undersigned hereby requests that checks for payment of the cash consideration, together with accrued and unpaid interest to, but excluding, the Payment Date, be issued in the names of, and/or any Existing Notes tendered that are not accepted for purchase (or, in the case of certificated Existing Notes, if any are outstanding and tendered, the untendered principal amount of Existing Notes represented by a certificate) be credited to the account of the DTC participant at DTC that tendered the Existing Notes by this Letter of Transmittal (or, in the case of certificated Existing Notes, if any are outstanding and tendered, in the name and at the address of the undersigned as set forth herein), and such checks be delivered to the person(s) at the address(es) so indicated, as applicable.

SPECIAL PAYMENT

INSTRUCTIONS

(See Instructions 3, 4, 5 and 7)

To be completed ONLY if certificates for Existing Notes in a principal amount not tendered or not accepted for purchase and exchange are to be issued in the name of, or checks for the cash consideration and certificates for Amended Notes are to be issued to the order of, someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled “Description of Existing Notes” within this Letter of Transmittal, or if Existing Notes tendered by book-entry transfer that are not accepted for purchase and exchange are to be credited to an account maintained at the Book-Entry Transfer Facility other than the one designated above.

Issue:	☐ Existing or Amended Notes
☐ Checks

(check as applicable)
Name:
(Please Print)
Address:

(Include Zip Code)

(Taxpayer Identification or Social Security Number)

(See Substitute Form W-9 herein or applicable IRS Form W-8)

Credit unpurchased Existing Notes by book-entry to the Book-Entry Transfer Facility account set forth below:

☐ DTC

(DTC Account Number)
Number of Account Party:

SPECIAL DELIVERY

INSTRUCTIONS (See Instructions 3, 4, 5, and 7)

To be completed ONLY if certificates for Existing Notes in a principal amount not tendered or not accepted for purchase and exchange or checks for the cash consideration and certificates for Amended Notes are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled “Description of Existing Notes” within this Letter of Transmittal.

Issue:	☐ Existing or Amended Notes
☐ Checks

(check as applicable)
Name:
(Please Print)
Address:

(Include Zip Code)

PLEASE SIGN HERE TO TENDER YOUR EXISTING NOTES

(To Be Completed by All Tendering Holders of Existing Notes

Regardless of Whether Notes Are Being Physically Delivered Herewith)

This Letter of Transmittal must be signed by the registered Holder(s) of Existing Notes exactly as their name(s) appear(s) on certificate(s) for Existing Notes or, if tendered by a participant in the Book-Entry Transfer Facility, exactly as such participant’s name appears on a security position listing as the owner of Existing Notes, or by person(s) authorized to become registered Holder(s) by endorsements on certificates for Existing Notes or by bond powers transmitted with this Letter of Transmittal. Endorsements on Existing Notes and signatures on bond powers by registered Holders not executing this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 3 below. If signature is by a corporation, trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to Citadel of such person’s authority to so act. See Instruction 3 below.

SIGN HERE

X

X
Signature(s) of Registered Holder(s) or Authorized Signatory

Dated: , 2008

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.:

Tax Identification or Social Security No.:

PLEASE COMPLETE SUBSTITUTE FORM W-9 HEREIN OR APPLICABLE IRS FORM W-8

SIGNATURE GUARANTEE, IF REQUIRED (See Instruction 3 below)

Certain Signatures Must Be Guaranteed by an Eligible Institution

(Name of Eligible Institution Guaranteeing Signatures)

(Address (including zip code) and Telephone Number (including area code) of Eligible Institution)

(Authorized Signature)

(Printed Name)

(Title)

Dated: , 2008

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Delivery of this Letter of Transmittal and Certificates for Existing Notes or Book-Entry Confirmations; Withdrawal of Tenders. To tender Existing Notes in the Offer, physical delivery of certificates for Existing Notes or a confirmation of any book-entry transfer into the Depositary’s account with a Book-Entry Transfer Facility of Existing Notes tendered electronically, as well as a properly completed and duly executed copy or facsimile of this Letter of Transmittal, and any other documents required by this Letter of Transmittal must be received by the Depositary at one of its addresses set forth herein on or prior to the Expiration Date.

A Holder may also tender Existing Notes that are held through DTC by transmitting its acceptance of the Offer through DTC’s Automated Tender Offer Program (“ATOP”), for which the Offer is eligible, and DTC will then edit and verify the acceptance and send an Agent’s Message to the Depositary for its acceptance. The term “Agent’s Message” means a message transmitted by DTC and received by the Depositary and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the Existing Notes and that such participant has received this Letter of Transmittal and agrees to be bound by the terms of this Letter of Transmittal, and Citadel may enforce such agreement against such participant. DTC participants using ATOP need not complete and physically deliver this Letter of Transmittal to the Depositary.

The method of delivery of this Letter of Transmittal, Existing Notes and all other required documents to the Depositary is at the election and risk of Holders. If such delivery is by mail, it is suggested that Holders use properly insured registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Depositary prior to such respective date. No alternative, conditional or contingent tenders of Existing Notes or will be accepted. Beneficial owners of the Existing Notes whose Existing Notes are held by a broker, dealer, commercial bank, trust company, or other nominee should contact such broker, dealer, commercial bank, trust company, or other nominee promptly and instruct such person, as the Holder of the Existing Notes, to arrange for timely delivery of the Letter of Transmittal on behalf of the beneficial owner. Holders desiring to tender Existing Notes on the Expiration Date should note that such Holders must allow sufficient time for completion of ATOP procedures during the normal business hours of DTC on that date. The delivery will be deemed made when actually received or confirmed by the Depositary. This Letter of Transmittal and the Existing Notes should be sent only to the Depositary, not to Citadel. Delivery of documents to a Book-Entry Transfer Facility does not constitute delivery to the Depositary.

Tenders of Existing Notes made prior to the Expiration Date may be validly withdrawn at any time on or prior to the Expiration Date and may not be validly withdrawn after such time (except to the extent required by law as determined by Citadel).

Holders who wish to exercise their right of withdrawal with respect to the Offer must give written notice of withdrawal delivered by mail, hand delivery or manually signed facsimile transmission, which notice must be received by the Depositary at one of its addresses set forth on the first page of this Letter of Transmittal on or prior to the Expiration Date or at such other permissible times as are described herein or, in case of book entry transfer, by a properly transmitted “Request Message” through ATOP. In order to be valid, a notice of withdrawal must specify the name of the person who tendered the Existing Notes to be withdrawn (the “Depositor”), the name in which the Existing Notes are registered (or, if tendered by book-entry transfer, the name of the participant in the Book-Entry Transfer Facility whose name appears on the security position listing as the owner of such Existing Notes), if different from that of the Depositor, and the principal amount of Existing Notes to be withdrawn. If certificates have been delivered or otherwise identified (through confirmation of book-entry transfer of such Existing Notes) to the Depositary, the name of the Holder and the certificate number or numbers relating to such Existing Notes withdrawn must also be furnished to the Depositary as aforesaid (or, in the case of Existing Notes transferred by book-entry transfer, the name and number of the account at the Book-

Entry Transfer Facility relating to such Existing Notes withdrawn) prior to the physical release of the certificates (or, in the case of Existing Notes transferred by book-entry transfer, crediting such account) for the withdrawn Existing Notes. The notice of withdrawal must be signed by the Holder in the same manner as this Letter of Transmittal (including, in any case, any required signature guarantee(s)), or be accompanied by evidence satisfactory to Citadel that the person withdrawing the tender has succeeded to the beneficial ownership of such Existing Notes. Withdrawals of tendered Existing Notes may not be rescinded and any Existing Notes withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. However, validly withdrawn Existing Notes may be retendered by following the procedures therefore described elsewhere in the Offer to Purchase and Exchange at any time prior to the Expiration Date.

2. Partial Tenders. Tenders of Existing Notes pursuant to the Offer will be accepted only in respect of principal amounts of Existing Notes equal to $1,000 or integral multiples thereof. If less than the entire principal amount of any Existing Notes evidenced by a submitted certificate is tendered, the tendering Holder must fill in the principal amount tendered in the last column of the box entitled “Description of Existing Notes” herein. The entire principal amount represented by the certificates for all Existing Notes delivered to the Depositary will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all Existing Notes is not tendered or not accepted for purchase and exchange, Existing Notes representing such untendered amount will be sent (or, if tendered by book-entry transfer, returned by credit to the account at the Book-Entry Transfer Facility designated herein) to the Holder unless otherwise provided in the appropriate box on this Letter of Transmittal (see Instruction 4), promptly after the Existing Notes are accepted for purchase and exchange.

3. Signatures on this Letter of Transmittal, Bond Powers and Endorsement; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered Holder(s) of the Existing Notes tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in one of the Book-Entry Transfer Facilities whose name is shown as the owner of the Existing Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Existing Notes.

If any of the Existing Notes tendered hereby are registered in the name of two or more Holders, all such Holders must sign the Letter of Transmittal. If any tendered Existing Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary accompanying documents as there are different names in which certificates are held.

If this Letter of Transmittal or any certificates for Existing Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Citadel of their authority so to act must be submitted with this Letter of Transmittal.

IF THIS LETTER OF TRANSMITTAL IS EXECUTED BY A HOLDER OF ORIGINAL NOTES WHO IS NOT THE REGISTERED HOLDER, THEN THE REGISTERED HOLDER MUST SIGN A VALID POWER OF ATTORNEY, WITH THE SIGNATURE OF SUCH REGISTERED HOLDER GUARANTEED BY AN ELIGIBLE INSTITUTION.

Signatures on this Letter of Transmittal must be guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (generally a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office in the United States (an “Eligible Institution”), unless (i) this Letter of Transmittal is signed by the registered Holder(s) of the Existing Notes tendered herewith (or by a participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Existing Notes) and consideration, if applicable, is to be made, or if any Existing Notes for principal amounts not tendered or not accepted for purchase and exchange are to be issued, directly to such Holder(s) (or, if tendered by a participant in one of the Book-Entry Transfer Facilities, any Existing Notes for principal amounts not tendered or not accepted for purchase and exchange are to be credited to such participant’s account at such Book-Entry Transfer Facility) and neither the “Special Payment Instructions” box nor the “Special Delivery Instructions” box of this Letter of Transmittal has been completed, or (ii) such Existing Notes are tendered for the account of an Eligible Institution. In all other cases, all signatures on Letters of Transmittal and endorsements on certificates and signatures on bond powers (if any) accompanying Existing Notes must be guaranteed by an Eligible Institution.

4. Special Payment and Special Delivery Instructions. Tendering Holders should indicate in the applicable box or boxes the name and address to which Existing Notes for principal amounts not tendered or not accepted for purchase and exchange or the consideration, as the case may be, to be made in connection with the Offer are to be issued or sent, if different from the name and address of the registered Holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, Existing Notes not tendered or not accepted for purchase and exchange will be returned to the registered Holder of the Existing Notes tendered. Any Holder tendering by book-entry transfer may request that Existing Notes not tendered or not accepted for purchase and exchange be credited to such account at the Book-Entry Transfer Facility as such Holder may designate under the caption “Special Payment Instructions.” If no such instructions are given, any such Existing Notes not tendered or not accepted for purchase and exchange will be returned by crediting the account at the Book-Entry Transfer Facility designated above.

5. Taxpayer Identification Number. Each tendering Holder is required to provide the Depositary with the Holder’s correct taxpayer identification number (“TIN”), generally the Holder’s social security or Federal employer identification number, on Substitute Form W-9, which is provided under “Important Tax Information” below, or alternatively, to establish another basis for exemption from backup withholding. A Holder must cross out item (2) in the Certification box on Substitute Form W-9 if such Holder is subject to backup withholding. Failure to provide the information on the form may subject the tendering Holder to IRS penalties and to 28% Federal income tax backup withholding on the payments made to the Holder or other payee with respect to Existing Notes purchased pursuant to the Offer. The box in Part II of the form should be checked if the tendering Holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. Such Holder must also sign the attached “Certificate of Awaiting Taxpayer Identification Number.” If the box in Part II is checked and the Depositary is not provided with a TIN by the time of payment, the Depositary will withhold 28% on all such payments received pursuant to the Offer. Tendering Holders of Existing Notes are urged to consult their own tax advisors with any questions relating to backup withholding taxes, TINs and forms W-9.

6. Transfer Taxes. Unless the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” in the above table has been completed, Citadel will pay all transfer taxes payable in the United States (or any political subdivision thereof) applicable to the purchase of the Existing Notes in the Offer, except if any such taxes are imposed for any reason other than the purchase of the Existing Notes in the Offer. If the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” in the above table has been completed, the amount of any transfer taxes (whether imposed on the tendering Holder or on any other persons) will be payable by the tendering Holder, and the Depositary will deduct from the gross proceeds payable to the tendering Holder the amount of such transfer taxes unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted to the Depositary.

7. Questions Regarding Validity, Form, Legality, etc. All questions as to the form of all documents and validity (including time of receipt) and acceptance of tenders and withdrawals of Existing Notes will be determined by Citadel, in its sole discretion, which determination shall be final and binding. Citadel reserves the absolute right to reject any or all tenders in respect of Existing Notes that are not in proper form or the acceptance of which could, in Citadel’s opinion, be unlawful. Citadel also reserves the right to waive any defects, irregularities or conditions in connection with delivery of particular tendered Existing Notes. Any defect or irregularity in connection with tenders of Existing Notes must be cured within such time as Citadel determines, unless waived by Citadel. Tenders of Existing Notes shall not have been deemed to have been made until all defects or irregularities have been waived by Citadel or cured. All tendering Holders, by execution of this Letter of Transmittal or a facsimile hereof, waive any right to receive notice of the acceptance of their Existing Notes for purchase and exchange. None of Citadel, the Depositary or any other person will be under any duty to give notice of any defects or irregularities in tenders of Existing Notes, or will incur any liability to Holders for failure to give any such notice. Any Existing Notes received by the Depositary that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Depositary to the tendering Holder pursuant to Citadel’s determination, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date. The Depositary has no fiduciary duties to the Holders in the Offer and is acting solely on the basis of directions of Citadel. Citadel’s interpretations of the terms and conditions of the Offer (including the instructions in this Letter of Transmittal) will be final and binding.

8. Termination; Amendment; Waiver of Conditions. Citadel expressly reserves the absolute right, in its sole discretion and subject to the Settlement Agreement and applicable law, to terminate, amend, waive or modify the terms of the Offer in the case of any Existing Notes tendered, in whole or in part, at any time and from time to time, as more fully described in the Offer to Purchase and Exchange.

9. Mutilated, Lost, Stolen or Destroyed Certificates for Notes. Any Holder whose certificates for Existing Notes have been mutilated, lost, stolen or destroyed should write to or telephone the Depositary at the address of telephone number set forth in the Offer to Purchase and Exchange.

10. Requests for Assistance or Additional Copies. Request for assistance in filling out and delivering this Letter of Transmittal or for additional copies of the Offer to Purchase and Exchange and this Letter of Transmittal should be directed to Citadel, whose address and telephone number appear herein. Questions relating to the terms and conditions of the Offer should be directed to Citadel or to your broker, dealer, commercial bank or trust company.

IMPORTANT TAX INFORMATION

Under Federal income tax laws, a Holder whose tendered Existing Notes are accepted for payment is required to provide the Depositary (as payer) with such Holder’s correct TIN on the Substitute Form W-9 below or otherwise establish a basis for exemption from backup withholding. If such Holder is an individual, the TIN is his social security number. If the Depositary is not provided with the correct TIN, a $50 penalty may be imposed by the Internal Revenue Service and payments made to such Holder with respect to Existing Notes purchased and exchanged pursuant to the Offer may be subject to backup withholding.

Certain Holders (including, among others, corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. A foreign person may qualify as an exempt recipient by submitting to the Depositary a properly completed Internal Revenue Service Form W-8BEN, signed under penalties of perjury, attesting to that Holder’s foreign status. A Form W-8BEN can be obtained from the Depositary.

Exempt Holders who are U.S. persons should furnish their TIN, write “Exempt” on the face of the Substitute Form W-9 below and sign, date and return the Substitute Form W-9 to the Depository.

If backup withholding applies, the Depositary is required to withhold 28% of any payments made to the Holder or other payee. Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Even if a foreign Holder has provided the required certification to avoid backup withholding, the Trustee will withhold the 30% tax from payment of accrued interest on the Notes made to any foreign Holder pursuant to the Offer unless the Trustee determines that a foreign Holder is either (i) exempt from the withholding because the interest qualifies for exemption as “portfolio interest” or the interest is effectively connected with the conduct of a trade or business within the U.S., or (ii) entitled to a reduced withholding rate (or exemption) under an income tax treaty. A foreign Holder who is exempt from withholding under the portfolio interest rules or eligible for a reduced rate of withholding (or exemption) pursuant to a U.S. income tax treaty must certify that fact to the Trustee by providing to the Trustee a properly executed Internal Revenue Service Form W-8BEN or other appropriate form, prior to the time payment is made. To obtain an exemption from withholding based on the grounds that the interest is effectively connected with the conduct of a trade or business within the U.S., the foreign Holder must furnish the Trustee with a properly executed Internal Revenue Service Form W-8ECI prior to the date of payment. These forms are available from the Depositary or the Internal Revenue Service website (http://www.irs.gov).

Foreign Holders are encouraged to consult their tax advisors regarding the application of U.S. federal income tax withholding, including eligibility for a withholding tax reduction or exemption.

Purpose of Substitute Form W-9

To prevent backup withholding on payments made with respect to Existing Notes purchased and exchanged pursuant to the Offer, the Holder is required to either (i) provide the Depositary the Holder’s correct TIN by completing the form below, certifying that the TIN provided on the Substitute Form W-9 is correct (or that such Holder is awaiting a TIN), that the Holder is a U.S. person and that (A) such Holder is exempt from backup withholding, (B) the Holder has not been notified by the Internal Revenue Service that the Holder is subject to backup withholding as a result of failure to report all interest or dividends, or (C) the Internal Revenue Service has notified the Holder that the Holder is no longer subject to backup withholding, or (ii) otherwise establish an adequate basis for exemption from backup withholding.

What Number to Give the Depositary

The Holder is required to give the Depositary the TIN (e.g., social security number or employer identification number) of the registered Holder.

Holders of Existing Notes are urged to consult their own tax advisors regarding the tax consequences of (i) the sale or exchange of the Existing Notes pursuant to the offer and (ii) the ownership and disposition of the Amended Notes in their particular circumstances, including the application and effect of any applicable gift, estate, state, local, foreign or other tax laws.

PAYER’S NAME: Wilmington Trust Company

SUBSTITUTE FORM W-9	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number(s) OR Employer Identification Number

Payer’s Request for Taxpayer Identification Number (“TIN”)

CERTIFICATION—UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

(1)   The number shown on this form is my correct Taxpayer Identification number (or I am waiting for a number to be issued to me) and

(2)   I am not subject to backup withholding because (i) I am exempt from backup withholding, (ii) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding and

(3)   I am a U.S. citizen or other U.S. person

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax returns. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out such item (2). If you are exempt from backup withholding, check the box in Part III.

Part II- Awaiting TIN ☐ Part III- Exempt TIN ☐

	Signature	Date:

Name (Please Print):

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM WILL RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART II OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (b) I intend to mail or deliver an application in the near future. I understand that, if I do not provide a taxpayer identification number to the Depositary by the time of payment, 28% of all reportable payments made to me will be subject to back-up withholding until I provide a number.

Signature	Date

Name (Please Print)

Citadel Broadcasting Corporation

City Center West, Suite 400

7201 West Lake Mead Boulevard

Las Vegas, Nevada 89128

(702) 804-5200